Exhibit 3.1

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                                      State

                                       of

                                    DELAWARE

                                   ----------

                          Office of SECRETARY OF STATE

I, Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Incorporation filed in this office on August 24, 1981.


[SEAL]                                   /s/ Glenn C. Kenton
                                         ---------------------------------------
                                             Glenn C. Kenton, Secretory of State


                                         BY: /s/ B. Knowlas
                                             -----------------------------------

                                         DATE: August 24, 1981

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                          CERTIFICATE OF INCORPORATION

                                       OF

                              ALFACELL CORPORATION

     THE UNDERSIGNED, of the age of 21 years or over, in order to form a corporation pursuant to the provisions of the Delaware Business Corporation Act, hereby certify as follows:

     FIRST: The name of the Corporation is ALFACELL CORPORATION.

     SECOND: THE address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporate Trust Company.

     THIRD: The nature of the business and the purpose to be conducted and promoted by the Corporation which shall be in addition to the authority of the Corporation to conduct any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the Delaware Business Corporation Act are as follows:

     (a) To establish and conduct a bio-chemical research and production business and to perform all functions relating to research, development and marketing of various biomedical agents; research in anti-tumor agents and collections and processing of biological products; marketing of bioproducts from rabbit, bovine, sheep, swine and chicken sources; these bioproducts include whole blood, sera, plasma, blood cells, organs, tissues and glands.

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     (b)  to use its research staff and facility to begin producing immunochemicals, including: animal antistera to various standard-antigens, purified protein antigens, custom immune sera and purified immune gamma globulin.

     (c) to design and install a fully equipped radio labelling research laboratory and production unit, the facility will offer a custom radio labelling service for immune chemicals and cells, and may develop a market for radioimmune assay kits.

     (d) to produce monoclonal antibody production for the production and/or purification of alpha and gamma human interferons, to use such technology to make specific immunoadsorbant columns to purify the interferon which the company produces, to market and sell these purified interferons in the medical field; to use hybridoma technology in research to produce human tumor specific antibodies;

     (e) to employ and utilize a fully computerized data collection system which can retrieve information at any period during the experiments, the system will minimize human error and provide each client with computerized information.

     (f) To purchase or otherwise acquire, all or any part of the business, property and assets of any kind, of any entity, and to pay therefor, in whole or in part with cash or other property, or with securities of

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          the corporation or otherwise, and to assume all or any part of the liabilities of any such entity; to hold, maintain or operate, or to dispose of the whole or any part of the business, good will, property and assets so acquired and to exercise all powers advantageous or necessary to the successful conduct of any such business.

     (g) To purchase, or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of stock of, or any bonds or other securities created by any other corporation or corporations organized under the laws of any state, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

     (h) To borrow monies for any of the purposes of the corporation without limit as to the amount and to make, execute and deliver promissory notes and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof by mortgage or pledge of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

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     (i)  To execute guarantees and other undertakings and agreements assuming the obligations or liabilities of any other corporation, person, firm or association, and to mortgage and pledge its property and assets as security therefor, whether in its ordinary course of business, or as an accomodation, or otherwise.

     (j) To purchase, hold, sell, assign, pledge and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such would cause any impairment of its capital stock, except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     (k) To conduct its business and operations, purchase, have or acquire one or more offices or other properties, enter into, make and perform contracts or agreements of any kind, and act through agents, representatives or employees, without restriction or limit as to number, in any of the states or other jurisdictions of the United States, and in any and all foreign countries, colonies and territories, subject to applicable law, and without limit as to amount, to purchase, lease or otherwise acquire and dispose of real and personal property and interests

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          in any of the United States and in any and all foreign countries, subject to applicable law.

     (l) In general to carry on any other similar business in connection with the foregoing, and to have and exercise all of the powers conferred by the laws of Delaware upon corporations formed under the Delaware Business Corporation Act.

     (m) To have and exercise all powers necessary, advisable or convenient for the conduct of the business of the corporation, and to effect any and all of the purposes for which the corporation is formed and to exercise all implied powers and rights in the conduct of the business which the corporation may possess.

     The foregoing provisions of this THIRD Article shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be deemed to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall not, except when otherwise provided in this Article THIRD, be in any way limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation provided that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote or exercise.

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     FOURTH: The corporation is authorized to issue 15 million shares of common stock, $.001 par value.

     FIFTH: The initial board of directors shall consist of 3 members which number may be amended by the By-Laws, and the names and addresses of the persons who are to serve as such directors are as follows:

     SIXTH: The names and address of Incorporators of the corporation are as follows:

        Name                      Mailing Address
        ----                      ---------------

     1. Mr. Andrew Oras       110 West Tenth Street
                              Wilmington, Delaware 19801

     2. John B. M. Frohling   110 West Tenth Street
                              Wilmington, Delaware 19801

     SEVENTH: The directors and officers of the Corporation shall be indemnified by the corporation against reasonable costs, expenses and counsel fees paid or incurred in connection with any action, suit or proceeding in which such director or officer or his legal representative is a party by reason of his being or having been such officer or director. The indemnification herein provided for shall be subject to such conditions, limitations and restrictions as may be imposed thereon by law from time to time, and shall be in addition to and not in restriction or limitation of any other privilege or power which the corporation may otherwise have with respect to the indemnification or reimbursement of directors or officers.

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     IN WITNESS WHEREOF, the undersigned have signed this Certificate of
Incorporation this 12th. day of June, 1981.


                                        /s/ Andrew Oras
                                        ----------------------------------------
                                            Andrew Oras


                                        /s/ John. B.M. Frohling, Esq.
                                        ----------------------------------------
                                            John. B.M. Frohling, Esq.